THE SYMBOL "**" IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT THE PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                                  EXECUTION COPY


                                SUPPLY AGREEMENT


          This SUPPLY AGREEMENT (the "Agreement") is made and entered into as of this 15th day of February, 1994 ("Effective Date"), by and between A.L. LABORATORIES,INC., a Delaware corporation with an office at One Executive Drive, Fort Lee, New Jersey 07024 ("Seller"), and LIPOSOME TECHNOLOGY,INC., a Delaware corporation with an office at 1050 Hamilton Court, Menlo Park, California 94025 ("Buyer").

          WHEREAS, Seller and its affiliates are engaged in the manufacture and sale of pharmaceutical products;

          WHEREAS, Buyer wishes to purchase Amphotericin B (the "Product") from Seller; and

          WHEREAS, Seller is willing to sell Product to Buyer under the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             ARTICLE 1--DEFINITIONS

          1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

               (a)  "CGMEP" shall have the meaning specified in Section 3.1.

               (b)  "DAMAGES" shall have the meaning specified in Section 9.4.

               (c) "FDA" shall mean the United States Food and Drug Administration or any successor governmental agency or department having similar purpose or powers.

               (d) "F.O.B." shall mean "free on board" as that term is defined in Section 2319 of the New Jersey Commercial Code.

               (e) "PRODUCT" shall have the meaning specified in the preamble of this Agreement.

               (f) "SPECIFICATIONS" shall have the meaning specified in Section 2.10.


                          ARTICLE 2--PURCHASE AND SALE

          2.1 PURCHASE. During the term of this Agreement, Buyer shall purchase such quantities of Product as Buyer shall order from Seller in accordance with the terms of this Agreement.

          2.2 PRICE. Seller shall sell the Product to Buyer at the initial price set forth in SCHEDULE A for a period of one (1) year following the Effective Date. Thereafter, Seller shall have the right to vary such price at any time on sixty (60) days written notice to Buyer, and the price applicable to an order shall be that in effect at the time of acceptance of such order. At Buyer's request, Seller shall provide Buyer with evidence (reasonable to Seller) detailing the basis of any price increase which is greater than ten percent (10%) from the last price in effect for the Product.

          2.3 FORECASTS. On or before the Effective Date, Buyer shall provide Seller with a forecast of its requirements for the Product for the twelve (12) months commencing April 1, 1994. The first three (3) months of such forecast shall represent a binding commitment of Buyer to purchase and Seller to sell (subject to Section 2.9) such forecasted amount. Thereafter, Buyer shall provide Seller with updated twelve (12) month forecasts by June 30, September 30, December 31 and March 31 of each year of this Agreement for its requirements of Products commencing one quarter after the due date for such forecast. The first three (3) months of each forecast so provided shall represent a binding commitment of Buyer to purchase and Seller to sell (subject to Section 2.9) such forecasted amount.

          2.4 PURCHASE ORDERS. Buyer will submit purchase orders to Seller in writing. All purchase orders shall include (a) the quantity of Product to be purchased; (b) the requested delivery date(s); and (c) any other information dictated by the circumstances of the order. Purchase orders may be on Buyer's purchase order form, provided that any provision of any such purchase order form which is in addition to or inconsistent with any provision of this Agreement shall be ineffective and not binding on either party. All purchase orders shall be received by Seller not less than sixty (60) days before shipment of Product is required.

          2.5 ACCEPTANCE OF ORDERS. No purchase order shall be binding on Seller until accepted in writing by a duly authorized employee of Seller. In any one calendar quarter, Seller agrees to supply product for all purchase orders placed by Buyer hereunder that are between one hundred percent (100 %) and one hundred fifty percent (150 %) of the applicable binding forecast for such quarter submitted by Buyer. Seller shall use all reasonable efforts to supply the Product ordered in excess of one hundred fifty percent (150%) of such binding forecast.

          2.6 DELIVERY. Seller shall deliver the Products F.O.B. Menlo Park, California. The costs of such shipment shall be home by Seller, provided that if Buyer requests Seller to deliver Products to a different F.O.B. point, Buyer shall bear any additional delivery costs above the cost Seller would have paid had the shipment gone to Menlo Park, California.

          2.7 INSPECTION. Within twenty (20) days of receipt of a shipment of Product, Buyer shall inspect the Products and report to Seller any obvious nonconformance of such Products. In the event that at a later date Buyer reasonably believes there is a discrepancy in connection with the quality of a Product, Buyer and Seller will in good faith try to resolve such dispute. In the event Buyer and Seller are unable to agree within forty-five (45) days following the date of initiation of good faith discussions, such dispute shall be resolved by an independent testing laboratory to be mutually agreeable to the parties. The decision of the testing laboratory with respect to quality matters shall be final and binding on the parties and the expenses of such testing laboratory shall be home by the party in error. Should a Product fail to meet testing standards for quality, Seller agrees to replace within thirty (30) days in Buyer's inventory any such defective Product with a Product which meets the appropriate standards, and such replacement shall be Buyer's exclusive remedy for such failure.

          2.8 PAYMENT. Payment for all orders made by Buyer shall be net thirty (30) days from the date of invoice. Invoices shall be dated no earlier than the date of shipment. All late payments made by the Buyer under this Agreement (excluding amounts which have been disputed in writing by Buyer in good faith by reason of a bona fide dispute) shall bear interest at the prime rate as quoted by Citibank N.A., New York, New York on the day the payment is overdue plus two percent (2%) per annum from the date on which due until paid.

          2.9 SHORTAGES. In the event of any shortage of the Product, Seller reserves the right to allocate available supplies among its customers on any basis Seller considers reasonable.

          2.10 SPECIFICATIONS. Seller agrees that Product shall meet the specifications set forth in Schedule B (the "Specifications"). The Specifications may be revised by Seller as required by the FDA (with prompt written notice to Buyer) or as mutually agreed upon in writing by the parties.


                              ARTICLE 3--WARRANTIES

          3.1 SELLER'S WARRANTIES. Seller warrants that the Product sold hereunder shall (a) conform to the Specifications, and (b) be manufactured in accordance and in compliance with the then current good manufacturing practices ("CGMP") as published by the FDA. Seller shall replace any Products which prove to be defective in workmanship or material. EXCEPT FOR THE WARRANTIES CONTAINED IN THIS SECTION 3. 1, SELLER EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. SUBJECT TO SECTION 3.3 (a), BUYER ACKNOWLEDGES AND AGREES THAT THE

REMEDIES SET FORTH IN THIS SECTION AND SECTION 2.7 HEREIN SHALL BE BUYER'S EXCLUSIVE REMEDIES UNDER THIS AGREEMENT AND SELLER'S OBLIGATIONS AND LIABILITY FOR ANY WARRANTY CLAIM OR FOR ANY DEFECTIVE PRODUCT SHALL BE LIMITED AS PROVIDED ABOVE. SELLER SHALL NOT BE LIABLE TO BUYER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OTHER THAN PERSONAL INJURY CLAIMS ARISING OUT OF DEFECTIVE PRODUCT SUPPLIED BY SELLER WHETHER BASED UPON LOST GOODWILL, LOST RESALE PROFITS, WORK-STOPPAGE, IMPAIRMENT OF OTHER GOODS, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE.

          3.2 BUYER'S COVENANTS. Buyer agrees that if it uses Product as a constituent part of another product or if it alters, reformulates or compounds Product in any way, Buyer shall (a) comply with all applicable requirements and regulations of the FDA or any other applicable governmental or administrative agency; and (b) insure that any resulting product is manufactured in accordance with CGMP. Buyer also agrees to comply with all laws, orders or regulations applicable to the purchase, handling, use, storage, disposal and sale of the Product and it will comply with all written instructions of Seller applicable to the storage, handling and/or use of the Product.

          3.3  INDEMNITIES.

               (a) SELLER'S INDEMNITY. Seller agrees to defend, indemnify and hold Buyer harmless from and against any and all damages, claims, liabilities or expenses, including reasonable attorney's fees (collectively "Damages"), arising out of any injury to or death of any person occurring from Seller's breach of Section 3.1 of this Agreement. Notwithstanding anything to the contrary set forth in this Section 3.3(a), Seller shall have no responsibility to defend, indemnify or hold Buyer harmless when Damages arise from or relate to (i) Buyer's breach of Section 3.2 herein; (ii) materials or information provided by Buyer or Buyer's representative; or (iii) improper storage or handling or the misuse of Product by Buyer or any third party after delivery of the Product to Buyer.

               (b) BUYER'S INDEMNITY. Buyer agrees to defend, indemnify and hold Seller harmless from any and all Damages arising out of (i) its breach of Section 3.2 herein and; (ii) any materials, information, directions or instructions given to Seller by Buyer.

               (c) INDEMNIFICATION PROCEDURES. Upon the assertion of any claim against a party hereto that may give rise to a right of indemnification under this Agreement, the indemnified party shall give prompt notice to the indemnifying party of the existence of such claim and shall give the indemnifying party reasonable opportunity to control, defend and/or settle such claim at its own expense and with counsel of its own selection;

               PROVIDED HOWEVER, that the indemnified party shall at all times have the right fully to participate in such defense at its own expense with separate counsel. If the indemnifying party shall, within a reasonable time after such notice has been given, fail to defend, compromise or settle such claim, then the indemnified party shall have the right to defend, compromise or settle such claim on behalf, for the account of and at the cost and risk of, the indemnifying party. In all cases, each of the parties hereto shall give the other such assistance as may be reasonably be requested by the other in order to undertake the defense of any claim.


                          ARTICLE 4--TERM & TERMINATION

          4.1 TERM. The term of this Agreement shall commence upon the Effective Date and shall continue for an initial period of five (5) years. Thereafter, this Agreement shall be automatically renewed on the same terms and conditions for successive one (1) year periods, unless terminated by one party by written notice to the other party, such notice to be given not less than six
(6) months before the expiration of the initial term or any one year extension thereof.

          4.2  TERMINATION FOR MATERIAL BREACH.  Either party may, upon sixty
(60) days written notice to the other party, terminate this Agreement in the event of a material breach of this Agreement by the other party; PROVIDED HOWEVER, if such breach is corrected within such sixty (60) day period, this Agreement shall not be terminated.

          4.3 INSOLVENCY OR BANKRUPTCY. At least thirty (30) days prior to the filing of a petition or other proceeding, voluntary or involuntary, in bankruptcy or insolvency, by or against either party, or the appointment with or without a party's consent of an assignee for the benefit of creditors or of a receiver for either party, or going into liquidation voluntarily or otherwise for the making of a composition with creditors, each party must notify in writing the other of the instance and pendency of such action or proceeding. Further, failure to inform to this requirement shall be deemed a material, pre-petition, incurable breach of this Agreement. The party receiving such notice may, within fifteen (15) business days of receipt, notify in writing the sending party of its decision to terminate this Agreement. Such termination shall take effect upon receipt of the notice.

          4.4 EFFECTS OF TERMINATION. Termination of this Agreement shall not affect either party's rights or remedies with respect to all years prior to termination, including Buyer's obligations to pay for Products ordered prior to termination. Section 5.2 shall survive expiration or termination of this Agreement.

                           ARTICLE 5--OTHER AGREEMENTS

          5.1 FORCE MAJEURE. If either Buyer or Seller is unable, using all commercially reasonable efforts, to comply with its obligations under this Agreement due to events beyond its reasonable control, then such non-compliance shall not constitute a breach of this Agreement. Seller shall give Buyer prompt notice of any force majeure event and its best estimate of the likely duration of such event. Without limiting the generality of the foregoing, events beyond the reasonable control of the parties shall include acts of God, acts of government, order of any court of competent jurisdiction, war, third party shipping delays, epidemics, fires, strikes and other labor disturbances, shortages of raw materials and supplies, floods or storms, which make it impossible or commercially impracticable to perform under this Agreement.

          5.2 CONFIDENTIALITY. Each of Buyer and Seller acknowledge and agree that each of them shall take all reasonable steps to keep confidential, and shall not, disclose to, publish or use for the benefit of any third parties or for itself (except in carrying out duties in connection with this Agreement) any information acquired from the other party prior to or during the term of this Agreement, or in the course of performing this Agreement, without first having obtained the written consent of the other party to such disclosure or use unless the same (a) is in the public domain (provided that information in the public domain has not or does not come into the public domain as the result of disclosure by a receiving party); (b) is known to the receiving party prior to disclosure by the other party; (c) becomes available to a party on a non-confidential basis from a source other than the disclosing party, which source was under no obligation of confidentiality; (d) is independently developed by such party; or (e) is information expressly identified in writing by a party as not being confidential. The parties hereby acknowledge and agree that Seller's prices of Products to Buyer hereunder and any information relating to any regulatory approval for a Product shall be considered confidential information for purposes of this Section 5.2 without any further identification by Seller that such information is confidential. The obligations of confidentiality hereunder shall survive any expiration or termination of this Agreement for a period of five (5) years from the effective date of such expiration or termination.

          5.3 COMMUNICATIONS. Seller shall promptly notify Buyer of any significant communications received from the FDA which actually or may potentially have a material effect on Product.

          5.4 DRUG MASTER FILE. Seller shall be responsible for maintaining its Drug Master File for the Product.


                            ARTICLE 6--MISCELLANEOUS

          6.1 GOVERNING LAW. This Agreement and all disputes arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New Jersey as they apply to contracts executed and performed entirely within that State.

          6.2 DISPUTE RESOLUTION. All disputes arising out of, or in relation to, this Agreement (except for disputes arising under Section 2.7 which shall be resolved as set forth therein), shall be referred for decision forthwith to a senior executive of each party. If no agreement can be reached through this process within thirty (30) days of request by one party to the other to nominate a senior executive for dispute resolution, then either party hereto shall be entitled to refer such dispute to three arbitrators for arbitration under New Jersey law, such arbitration to be held in New York, New York, on an expedited basis in accordance with the rules and regulations of the American Arbitration Association ("AAA"). One arbitrator shall be appointed by each party within
(30) days of a request for arbitration or receipt of notice thereof, with such arbitrators to appoint the third arbitrator within thirty (30) days of the appointment of the latter of the party arbitrators. If one of the parties fails to appoint an arbitrator or if the arbitrators chosen by the parties cannot agree on a third arbitrator, then such arbitrator shall be selected by the AAA. Judgement upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof and shall be final and binding.

          6.3 ASSIGNMENT. This Agreement and the rights of the parties hereunder shall not be transferrable in whole or in part without mutual approval, except that:

               (a) Seller may transfer this Agreement in whole or in part to an Affiliate for purposes of implementation of this Agreement with written notice to Buyer, provided that Seller shall remain liable for performance by such Affiliate; and

               (b) Seller may transfer this Agreement in whole or in part to a successor corporation to Seller with written notice to Buyer.

          6.4 INTERPRETATION. The section headings contained in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement. The word "including" shall not be taken to limit a more general preceding term or phrase. Words importing the singular shall include the plural and vice versa.

          6.5 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by both parties hereto to express their mutual intent and no rule of strict construction against either party shall apply to any term or condition of this Agreement.

          6.6 SEVERABILITY. Should any provision of this Agreement be held to be illegal, invalid or unenforceable, by any court of competent jurisdiction, such provision will be ineffective only to the extent of such invalidity, without invalidating the remainder of this Agreement. Notwithstanding the foregoing, if any provision is so invalidated, the parties hereto shall, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of such provision.

          6.7 NO WAIVER. The failure of one party hereto to enforce at any time any of the provisions of this Agreement, or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provision, rights or elections, or in any way to affect the validity of this Agreement. Any waiver must be in writing.

          6.8 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be personally delivered, sent by telecopy (with receipt confirmed), sent by Federal Express or other recognized courier requiring signature on receipt, or sent by certified mail, return receipt requested, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

          For Seller:    A.L. Laboratories, Inc.
                         One Executive Drive
                         Fort Lee, New Jersey 07024
                         TELEPHONE: (201) 947-7774
                         TELECOPY: (201) 947-4879
                         ATTENTION: Corporate Counsel

          For Buyer:     Liposome Technology, Inc.
                         1050 Hamilton Court
                         Menlo Park, California 94025
                         TELEPHONE: (415) 323-9011
                         TELECOPY: (415) 323-9106
                         ATTENTION: Corporate Secretary

          6.9 RELATIONSHIP OF PARTIES. Neither of the parties shall act or represent or hold itself out as having authority to act as an agent or a partner of the other party, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency or an association of any kind.

          6.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused their duly authorized representative to execute this Agreement as of the date first above written.

A.L. LABORATORIES, INC.                 LIPOSOME TECHNOLOGY, INC.


By:/s/ Daniel E. Cohen                  By:/s/ Joseph Vallner
   --------------------------------        --------------------------------

Name:                                   Name: Joseph Vallner
     ------------------------------           -----------------------------

Title:President Animal Health           Title: V.P. R&D
      -----------------------------           -----------------------------

                                   SCHEDULE A

                                      PRICE


                                       **

                                 SCHEDULE B

                           PRODUCT SPECIFICATIONS

              LTI Specification Summary for Amphotericin B, USP
                           (Issue Date: 02/27/94)


- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Assay/Test                              Specification
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Appearance                              Bright yellow powder
- ----------------------------------------------------------------------------------------------------------------------------------
Identity Test A                         Ultraviolet absorption spectrum exhibits maxmima in the range of 240 nm to 320 nm at the same wavelengths as that of the Amphotericin B standard preparation, except that an extra peak may occur at about 340 nm.
- ----------------------------------------------------------------------------------------------------------------------------------
Identity Test B                         Ultraviolet and visible absorption spectrum exhibits maxima in the range of 320 nm to
                                        400 nm at the same wavelength as that of a similar preparation of the Amphotericin B standard preparation.
- ----------------------------------------------------------------------------------------------------------------------------------
Loss on Drying                          NMT 5%, by weight
- ----------------------------------------------------------------------------------------------------------------------------------
Residue on Ignition (Sulfated ash)      NMT 0.5%
- ----------------------------------------------------------------------------------------------------------------------------------
Amphotericin A                          NMT 5%, calculated on the dried basis
- ----------------------------------------------------------------------------------------------------------------------------------
Assay                                   NLT 900 micrograms of C47H73NO per mg, calculated on the dried basis
- ----------------------------------------------------------------------------------------------------------------------------------
Total Aerobic                           NMT 100 CFU/g
Microbial Count
- ----------------------------------------------------------------------------------------------------------------------------------
Assay (HPLC)                            Record result
- ----------------------------------------------------------------------------------------------------------------------------------
Water Content                           Record result
- ----------------------------------------------------------------------------------------------------------------------------------
Bacterial Endotoxins by LAL             Maximum 1.O EU/mg
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------